Exhibit 10.1

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

MERUELO MADDUX PROPERTIES, L.P.

(a Delaware limited partnership)

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”),

OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,

TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE PARTNERSHIP

AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE

PARTNERSHIP, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER

DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT

AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Dated as of [                    ]

AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF MERUELO MADDUX PROPERTIES, L.P.

THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MERUELO MADDUX PROPERTIES, L.P., dated as of [                    ], is entered into by and among Meruelo Maddux Properties, Inc., a Delaware corporation (the “General Partner”), and the limited partners that are parties hereto from time to time as shown on Exhibit A (as in effect from time to time).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3(a) hereof.

“Additional Limited Partner” means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.2, Section 4.5 and Section 12.2 hereof and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Partnership Year, after giving effect to the following adjustments:

(i) decrease such deficit by any amounts that such Partner is obligated to restore pursuant to this Agreement or by operation of law upon liquidation of such Partner’s Partnership Interest or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) increase such deficit by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjustment Event” has the meaning set forth in Section 4.5(b) hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(i) the General Partner (a) declares or pays a dividend on its outstanding Shares in Shares or makes a distribution to all holders of its outstanding Shares in Shares, (b) splits or subdivides its outstanding Shares or (c) effects a reverse stock split or otherwise combines its outstanding Shares into a smaller number of Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii) the General Partner distributes any rights, options or warrants to all holders of its Shares to subscribe for or to purchase or to otherwise acquire Shares (or other securities or rights convertible into, exchangeable for or exercisable for Shares) at a price per share less than the Value of a Share on the record date for such distribution (each a “Distributed Right”), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of Shares issued and outstanding on the record date plus the maximum number of Shares purchasable under such Distributed Rights and (b) the denominator of which shall be the number of Shares issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of Shares purchasable under such Distributed Rights times the minimum purchase price per Share under such Distributed Rights and (2) the denominator of which is the Value of a Share as of the record date; provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(iii) the General Partner shall, by dividend or otherwise, distribute to all holders of its Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the General Partner pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a Share on the date fixed for such determination and (ii) the denominator of which shall be the Value of a Share on the dates fixed for such determination less the then fair market value (as determined by the General Partner, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Share.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Agreement of Limited Partnership of Meruelo Maddux Properties, L.P., as it may be amended, supplemented or restated from time to time.

“Allocation Provisions” shall mean the provisions of Article 6 other than Section 6.4.

“Applicable Percentage” has the meaning set forth in Section 8.6(b) hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as established by the General Partner is fair, from a financial point of view, to the Partnership.

“Assignee” means a Person to whom one or more Partnership Common Units have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(i) the sum, without duplication, of:

(1) the amount of any reduction in reserves of the Partnership referred to in clause (ii)(5) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary),

(2) net cash proceeds from the sale, exchange, disposition, financing or refinancing of Partnership property for such period, and

(3) all other cash received by the Partnership for such period;

(ii) less the sum, without duplication, of:

(1) all principal debt payments made during such period by the Partnership,

(2) capital expenditures made by the Partnership during such period,

(3) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(1) or clause (ii)(2) above,

(4) all other expenditures and payments made for such period,

(5) the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the General Partner determines are necessary or appropriate in its sole and absolute discretion, and

(6) any amount distributed or paid in redemption of any Limited Partner Interest or Partnership Units including, without limitation, any Cash Amount paid.

“Book-up Event” means an event described in any of clauses (i) through (vi) of the definition of “Gross Asset Value”.

“Book-up Value” has the meaning set forth in Section 6.3(b).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Account” means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership’s books and records in accordance with the following provisions:

(a) To each Partner’s Capital Account, there shall be added such Partner’s Capital Contributions, if any, such Partner’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(b) From each Partner’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed (or deemed distributed) to such Partner pursuant to any provision of this Agreement, such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

(c) In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d) In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations (without any double counting of items taken into account in computing Net Income or Net Losses). If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification provided that such modification will not have a material effect on the amounts distributable to any Partner as set forth in Section 5.1 (taking into account Section 6.3(d)) without such Partner’s Consent. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Deficit” has the meaning set forth in Section 13.2(c) hereof.

“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Property that such Partner contributes to the Partnership pursuant to Section 4.1, 4.2 or 4.3 hereof or is deemed to contribute pursuant to Section 4.4. hereof, net of any liabilities assumed by the Partnership relating to such property and any liability to which such property is subject.

“Cash Amount” means the lesser of (a) an amount of cash equal to the product of (i) the Value of a Share multiplied by (ii) the Shares Amount determined as of the applicable Valuation Date or (b) in the case of a Declination followed by an Offering Funding, an amount of cash equal to the product of (i) the Offering Funding Amount divided by the Offering Funding Shares multiplied by (ii) the Shares Amount.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Partner given in accordance with Article 14 hereof.

“Consent of the Limited Partners” means the Consent of a Majority in Interest of the Limited Partners, which Consent shall be obtained prior to the taking of any action for which such Consent is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by a Majority in Interest of the Limited Partners, including Limited Partner Interests held by the General Partner.

“Contributed Property” means each item of Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership by a Partner (or deemed contributed by the Partnership to a “new” partnership pursuant to Code Section 708).

“Contribution Agreement” means an agreement among the Partnership and a Contributor pursuant to which the Contributed Property will be contributed to the Partnership and shall include the Initial Contribution Agreement.

“Contributor” means a Person or Entity who contributes Contributed Property to the Partnership or to the General Partner (or a Subsidiary of the General Partner).

“Controlled Entity” means, as to any Limited Partner, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Limited Partner or such Limited Partner’s Family Members, (b) any trust, whether or not revocable, of which such Limited Partner or such Limited Partner’s Family Members are the sole beneficiaries, (c) any partnership of which such Limited Partner is the managing partner and in which such Limited Partner or such Limited Partner’s Family Members hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Limited Partner is the manager and in which such Limited Partner or such Limited Partner’s Family Members hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Cut-Off Date” means the fifth (5th) Business Day after the General Partner’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Declination” has the meaning set forth in Section 8.6(d) hereof.

“Depreciation” means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” shall mean the Capital Account balance of an LTIP Unitholder as computed for book purposes but, for purposes of this definition, not reduced by the amount of any Tax Distributions to such LTIP Unitholder, plus the amount of such Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to such Partner’s ownership of LTIP Units.

“Effective Date” means                     .

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ex-spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters and intervivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters are beneficiaries.

“Forfeitable Incentive Units” has the meaning set forth in Section 4.5 hereof.

“Funding Debt” means any Debt incurred by or on behalf of the General Partner for the purpose of providing funds to the Partnership.

“General Partner” means Meruelo Maddux Properties, Inc., a Delaware corporation, and its successors and assigns, as the general partner of the Partnership in their capacities as general partners of the Partnership.

“General Partner Interest” means the Partnership Interest held by the General Partner in its capacity as General Partner, which Partnership Interest is an interest as a general partner under the Act. A General Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or any other Partnership Units.

“General Partner Loan” has the meaning set forth in Section 4.3(d) hereof.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner and agreed to by the contributing Partner. In any case in which the General Partner and the contributing Partner are unable to agree as to the gross fair market value of any contributed asset or assets, such gross fair market value shall be determined by Appraisal. Exhibit B sets forth the agreed gross fair market value of the Contributed Properties contributed to the Partnership by the General Partner after contribution to the General Partner or its Subsidiaries by the Initial Contributors as of the Effective Date.

(b) The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i), clause (ii), clause (iii), clause (iv), clause (v), or clause (vi) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) upon the admission of a successor General Partner pursuant to Section 12.1 hereof;

(v) immediately prior to the transfer or vesting of a compensatory interest in the Partnership (including an LTIP Unit) as provided in the Treasury Regulations, and

(vi) at such other times as the General Partner shall reasonably determine to be necessary and advisable if permitted by, or required in order to comply with, Regulations Sections 1.704-1(b) and 1.704-2.

(c) The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner provided that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e) If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(f) Upon a Book-up Event, the Gross Asset Value of each Partnership asset shall be determined as provided in Section 6.3(b).

“Holder” means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a member of the Partnership for federal income tax purposes.

“Incapacity” or “Incapacitated” means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (i) any Person who is subject to a claim (regardless of whether made a party to a proceeding) by reason of its status as (A) the General Partner or (B) a director of the General Partner or an officer or employee of the Partnership or the General Partner or one of their Subsidiaries, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Contributor” means (i) the Richard Meruelo Living Trust U/D/T dated September 15, 1989; (ii) Sunstone Bella Vista, LLC; and (iii) Merco Group – Roosevelt Building, LLC.

“Initial Contribution Agreement” means that certain Contribution Agreement, dated September 19, 2006, by and among the General Partner, the Partnership and the Initial Contributors.

“Interest” means interest, original issue discount and other similar payments or amounts paid by the Partnership for the use or forbearance of money.

“IRS” means the Internal Revenue Service.

“Limited Partner” means any Person named as a Limited Partner in Exhibit A attached hereto (including an LTIP Unitholder), as such Exhibit A may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.

“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Gains” has the meaning set forth in Section 6.3(b) hereof.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“LTIP Equalization Date” has the meaning set forth in Section 6.3(b).

“LTIP Forfeiture Agreement” means each or any, as the context implies, Long Term Incentive Plan (LTIP) Unit Agreement entered into by a LTIP Unitholder upon acceptance of an award of LTIP Units (as such agreement may be amended, modified or supplemented from time to time).

“LTIP Unit” means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.5 hereof and elsewhere in this Agreement in respect of Holders of LTIP Units. The allocation of LTIP Units among the Partners shall be set forth on Exhibit A, as may be amended from time to time. An LTIP Unit shall be deemed to be a Partnership Common Unit that may be the subject of a Redemption only when both (i) the LTIP Unit has become a Non-Forfeitable LTIP Unit and (ii) the LTIP Equalization Date has occurred as provided in Section 4.5 with respect to such LTIP Unit.

“LTIP Unitholder” means a Partner that holds one or more LTIP Units.

“Majority in Interest of the Limited Partners” means Limited Partners holding more than fifty percent (50%) of the outstanding Partnership Common Units held by all Limited Partners.

“Merging LLC Subsidiaries” means the limited liability companies formed by the Company to accommodate the merger described in Section 4.1(b).

“Net Income” or “Net Loss” means, for each Partnership Year of the Partnership, an amount equal to the Partnership’s taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f) To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Section 6.3 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Shares or Preferred Shares and grants under the Stock Incentive Plans, or (ii) any Debt issued by the General Partner that provides any of the rights described in clause (i).

“Non-Forfeitable LTIP Units” has the meaning set forth in Section 4.5 hereof.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C attached to this Agreement.

“Offering Funding” has the meaning set forth in Section 8.6(d)(ii) hereof.

“Offering Funding Amount” means the dollar amount equal to (i) the product of (x) the number of Offering Funding Shares sold in an Offering Funding and (y) the offering price per share of such Offering Funding Shares in such Offering Funding, less (ii) the aggregate underwriting discounts and commissions in such Offering Funding.

“Offering Funding Shares” has the meaning set forth in Section 8.6(d)(ii) hereof.

“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners.

“Partner Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704- 2(b)(4).

“Partner Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704- 2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.

“Partnership Common Unit” means a fractional share of the Partnership Interests of all Partners issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Partnership Preferred Unit or any other Partnership Unit specified in a Partnership Unit Designation as being other than a Partnership Common Unit; provided, however, that the General Partner Interest and the Limited Partner Interests shall have the differences in rights and privileges as specified in this Agreement. The ownership of Partnership Common Units may (but need not, in the sole and absolute discretion of the General Partner) be evidenced by the form of certificate for Partnership Common Units attached hereto as Exhibit D. Partnership Common Units include LTIP Units to the extent set forth in the definition of “LTIP Units.”

“Partnership Common Unit Economic Balance” has the meaning set forth in Section 6.3(b) hereof.

“Partnership Interest” means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Common Units, Partnership Preferred Units or other Partnership Units.

“Partnership Minimum Gain” has the meaning set forth in Regulations Section 1.704- 2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Partnership Preferred Unit” means a fractional share of the Partnership Interests if and to the extent authorized by the General Partner pursuant to Section 4.1 or Section 4.2 or Section 4.3 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Partnership Common Units.

“Partnership Record Date” means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

“Partnership Unit” shall mean a Partnership Common Unit, a Partnership Preferred Unit, or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Sections 4.1, 4.2, 4.3 or 4.6 hereof. Partnership Units also include LTIP Units where appropriate in context.

“Partnership Unit Designation” shall have the meaning set forth in Section 4.2 hereof.

“Partnership Year” means the fiscal year of the Partnership, which shall be the calendar year.

“Percentage Interest” means, as to each Partner, its interest in the Partnership Units as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding.

“Permitted Transfer” has the meaning set forth in Section 11.3(a) hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” has the meaning set forth in Section 11.3(a) hereof.

“Preferred Share” means a share of capital stock of the General Partner now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Shares.

“Primary Offering Notice” has the meaning set forth in Section 8.6(f)(iv) hereof.

“Properties” means any assets and property of the Partnership such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships owning real and personal property, interests in mortgages, and Debt instruments as the Partnership may hold from time to time and “Property” shall mean any one such asset or property.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) an Additional Limited Partner; (b) a Family Member, or a lending institution as the pledgee of a Pledge, who is the transferee in a Permitted Transfer; (c) a Substituted Limited Partner succeeding to all or part of the Limited Partner Interest of (i) an Additional Limited Partner or (ii) a Family Member, or a lending institution who is the pledgee of a Pledge, who is the transferee in a Permitted Transfer; or (d) an LTIP Unitholder with respect to Non-Forfeitable LTIP Units with respect to which the LTIP Equalization Date has occurred.

“Redemption” has the meaning set forth in Section 8.6(a) hereof.

“Regulations” means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.3(c)(viii) hereof.

“Related Party” means, with respect to any Person, any other Person whose ownership of shares of the General Partner’s capital stock would be attributed to the first such Person under Code Section 318.

“Restricted Partnership Common Units” has the meaning set forth in Section 4.12 hereof.

“Rights” has the meaning set forth in the definition of “Shares Amount.”

“SEC” means the Securities and Exchange Commission.

“Safe Harbor Election” has the meaning set forth in Section 4.5(b)(ii)(A).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Services Agreement” means any management, development or advisory agreement with a property and/or asset manager for the provision of property management, asset management, leasing, development and/or similar services with respect to the Properties and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.

“Share” means a share of the General Partner’s Common Stock, par value $.01 per share (but shall not include any additional series or class of the General Partner’s Common Stock created after the date of this Agreement except where required in context in this Agreement).

“Shares Amount” means a number of Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the General Partner issues to all holders of Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the General Partner’s stockholders to subscribe for or purchase Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Shares Amount shall also include such Rights that a holder of that number of Shares would be entitled to receive, expressed, where relevant hereunder, in a number of Shares determined by the General Partner in good faith.

“Single Funding Notice” has the meaning set forth in Section 8.6(d)(iii) hereof.

“Specified Redemption Date” means the later of (a) the tenth (10th) Business Day after the receipt by the General Partner of a Notice of Redemption or (b) in the case of a Declination followed by an Offering Funding, the Business Day next following the date of the closing of the Offering Funding;

provided, however, that no Specified Redemption Date shall occur during the first Twelve Month Period; provided, further, that the Specified Redemption Date, as well as the closing of a Redemption, or an acquisition of Tendered Units by the General Partner pursuant to Section 8.6 hereof, on any Specified Redemption Date, may be deferred, in the General Partner’s sole and absolute discretion, for such time (but in any event not more than one hundred fifty (150) days in the aggregate) as may reasonably be required to effect, as applicable, (i) an Offering Funding or other necessary funding arrangements, (ii) compliance with the Securities Act or other law (including, but not limited to, (a) state “blue sky” or other securities laws and (b) the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), (iii) satisfaction or waiver of other commercially reasonable and customary closing conditions and requirements for a transaction of such nature, and (iv) an exemption from the Partnership being treated as a “publicly traded partnership” under Code Section 7704 (including the imposition of time delay restrictions as to the effective date of any Redemption), as determined by the General Partner in good faith in consultation with, and in reliance on the advice of, its tax professionals (with the General Partner being required to use reasonable commercial efforts to impose such restrictions to avoid publicly traded partnership status at all times).

“Stock Incentive Plan” means any equity incentive plan adopted by the Partnership or the General Partner including, without limitation, the General Partner’s 2006 Equity Incentive Plan.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Partnership, “Subsidiary” means solely a partnership or limited liability company (either disregarded for federal income tax purposes, or taxed, for federal income tax purposes, as a partnership and not as an association or publicly traded partnership taxable as a corporation) of which the Partnership is a member, in which event the term “Subsidiary” shall include the corporation or other entity which is the subject of such opinion or ruling.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4 hereof.

“Tax Distributions” has the meaning set forth in Section 4.5(d)(ix) hereof.

“Tax Items” has the meaning set forth in Section 6.4(a) hereof.

“Tendered Units” has the meaning set forth in Section 8.6(a) hereof.

“Tendering Party” has the meaning set forth in Section 8.6(a) hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

“Transfer,” when used with respect to a Partnership Unit or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, “Transfer” does not include (a) any Redemption of Partnership Common Units by the Partnership, or acquisition of Tendered Units by the General Partner, pursuant to Section 8.6 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Twelve-Month Period” means as to any Qualifying Party, (i) initially, the twelve-month period ending on the day before the first (1st) anniversary of such Qualifying Party’s becoming a Holder of Partnership Common Units or LTIP Units, or (ii) as to all other periods, on the day before a subsequent anniversary of the date in clause (i); provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party, shorten or lengthen the first Twelve-Month Period to a period of shorter or longer than twelve (12) months with respect to a Qualifying Party, except that the General Partner may not shorten the first Twelve-Month Period such that any Qualifying Party would have the right to redeem Partnership Common Units (including LTIP Units) pursuant to Section 8.6 hereof before the first anniversary of the closing date of the offering of Shares by the General Partner pursuant to the Registration Statement on Form S-11 (No. 333-137457).

“Unitholder” means the General Partner or any Holder of Partnership Units.

“Valuation Date” means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, as provided in Section 4.4(c) hereof, the Market Price for the trading day immediately preceding the date of exercise of a stock option under any Stock Incentive Plans shall be substituted for such average of daily market prices for purposes of Section 4.4 hereof). The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if such Shares are not listed or admitted to trading on the Nasdaq Global Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors of the General Partner or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors of the General Partner.

In the event that the Shares Amount includes Rights (as defined in the definition of “Shares Amount”) that a holder of Shares would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1 Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes. The parties intend that this Agreement shall control over all provisions of the Act that may be waived by the partners of a partnership under the Act. The Partners hereby authorize and ratify the Initial Contribution Agreement.

Section 2.2 Name. The name of the Partnership is “Meruelo Maddux Properties, L.P.” The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership,” “L.P.,” “Ltd.” or similar words or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

Section 2.3 Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at 615 South DuPont Highway, Dover, Delaware 19901, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is National Corporate Research, Ltd. The principal office of the Partnership is located at 761 Terminal Street, Building 1, Second Floor, Los Angeles CA 90021 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.4 Power of Attorney.

(a) Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i) execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 4, Article 11, Article 12 or Article 13 hereof (or elsewhere in this Agreement) or the Capital Contribution and Partnership Unit ownership of any Partner (and amendments to Exhibit A to reflect any changes); and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(ii) execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or the Liquidator to take any action inconsistent with this Agreement or a Contribution Agreement, or to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement, but the General Partner may amend this Agreement pursuant to this power of attorney once all necessary Limited Partner consents have (to the extent required, if any) been obtained.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest that shall survive the death, dissolution, incapacity or bankruptcy of the Limited Partner, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units or Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to, and consistent with, contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under, and consistent with, such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership. Notwithstanding anything else set forth in this Section 2.4, no Limited Partner shall incur any personal liability for any action of the General Partner or the Liquidator taken under such power of attorney (provided however that this sentence shall not relieve any Limited Partner from any personal liability under this Agreement or a Contribution Agreement for a breach of either such agreement by such Limited Partner).

Section 2.5 Term. The term of the Partnership commenced on September 12, 2006, the date that the original Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until the Partnership is dissolved pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

ARTICLE III

PURPOSE

Section 3.1 Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act. The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien and, directly or indirectly, to acquire and construct additional Properties necessary, useful or desirable in connection with its business.

Section 3.2 Powers.

(a) The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

(b) The Partnership may contribute from time to time Partnership capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly-owned subsidiary entity thereof).

(c) Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion could violate (i) any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership, or (ii) in any material respect, any of the covenants, conditions or restrictions now or hereafter placed upon or adopted by the General Partner pursuant to any agreement of the General Partner.

Section 3.3 Partnership Only for Partnership Purposes. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.1 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement, the Contribution Agreements, and the Act.

Section 3.4 Representations and Warranties by the Parties.

(a) Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) that is an individual represents and warrants to each other Partner(s) that (i) such Partner has the legal capacity to enter into this Agreement and perform such Partner’s obligations hereunder, (ii) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner’s property is bound, or any statute, regulation, order or other law to which such Partner is subject, (iii) subject to the last sentence of this Section 3.4(a), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in clause (ii) foregoing would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, (x) shall deliver to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner”, as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all internal revenue forms required in connection therewith.

(b) Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) that is not an individual represents and warrants to each other Partner(s) that (i) its execution and delivery of this Agreement and all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s), as the case may be, as required, (ii) such Partner’s execution and delivery of this Agreement and the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, articles, charter or bylaws, as the case may be, any material agreement by which such Partner or any of such Partner’s properties or any of its partners, members, beneficiaries, trustees or stockholders, as the case may be, is or are bound, or any statute, regulation, order or other law to which such Partner or any of its partners, members, trustees, beneficiaries or stockholders, as the case may be, is or are subject, (iii) subject to the last sentence of this Section 3.4(b), such Partner is neither a “foreign person” within the meaning of Code Section 1445(f) nor a “foreign partner” within the meaning of Code Section 1446(e), and (iv) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms. Notwithstanding anything contained herein to the contrary, in the event that the representation contained in clause (iii) foregoing would be inaccurate if given by a Partner, such Partner (w) shall not be required to make and shall not be deemed to have made such representation, (x) shall deliver to the General Partner in connection with or prior to its execution of this Agreement written notice that it may not truthfully make such representation, (y) hereby agrees that it is subject to, and hereby authorizes the General Partner to withhold, all withholdings to which such a “foreign person” or “foreign partner”, as applicable, is subject under the Code and (z) hereby agrees to cooperate fully with the General Partner with respect to such withholdings, including by effecting the timely completion and delivery to the General Partner of all internal revenue forms required in connection therewith.

(c) Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Partnership in what it understands to be a highly speculative and illiquid investment. Each Partner represents and warrants to each other Partner that there is no action, suit, proceeding or investigation pending or currently threatened against such Partner that questions the validity of this Agreement, the consummation of the transactions contemplated by this Agreement, or the right of such Partner to enter into this Agreement, or to consummate the transactions contemplated hereby. Such Partner is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that would interfere with the right of such Partner to enter into this Agreement or to consummate the transactions contemplated hereby.

(d) The representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

(e) Each Partner (including, without limitation, each Substituted Limited Partner as a condition to becoming a Substituted Limited Partner) hereby acknowledges that no representations as to potential profit, cash flows, or yield, if any, in respect of the Partnership or the General Partner have been made by any Partner or any employee or representative or Affiliate of any Partner, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Partner shall not constitute any representation or warranty of any kind or nature, express or implied.

(f) Notwithstanding the foregoing, the General Partner may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) above as applicable to any Partner (including, without limitation any Additional Limited Partner or Substituted Limited Partner or any transferee of either) provided that such representations and warranties, as modified, shall be set forth in either (i) a Partnership Unit Designation applicable to the Partnership Units held by such Partner or (ii) a separate writing addressed to the Partnership and the General Partner (including a Contribution Agreement).

ARTICLE IV

CAPITAL CONTRIBUTIONS

Section 4.1 Capital Contributions of the Partners. The Partners shall make Capital Contributions to the Partnership, whereupon each Partner shall own Partnership Units in the amount set forth for such Partner on Exhibit A, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner’s ownership of Partnership Units. Except as provided by law or in Sections 4.2, 4.3 or 10.4 hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership. The Partners hereby ratify and confirm the transactions described in the Contribution Agreement pursuant to which the Partnership will own the Contributed Properties. These include: (a) the contribution to the Partnership by the General Partner of interests in limited liability companies owning real and personal property, which interests were formerly owned by the Initial Contributors before being acquired from them by the General Partner pursuant to the Initial Contribution Agreement, as shown on Exhibit B (which limited liability companies may continue to own the Contributed Properties or be liquidated, as determined by the General Partner in its sole discretion), and the stock of Meruelo Maddux Construction, Inc., such interests and stock having been contributed to the General Partner in one or more tax-free contributions qualifying under Code Section 351 (subject to exceptions contained in Code Sections 351 and 357(c) as described in the Initial Contribution Agreement), and (b) the merger of certain corporations with and into the Merging LLC Subsidiaries in one or more tax-free mergers, followed by the contribution of the ownership interests in the Merging LLC Subsidiaries (and the stock of Meruelo Maddux Construction, Inc.) by the General Partner to the Partnership.

Section 4.2 Issuances of Additional Partnership Interests.

(a) General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests, in the form of Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, (iii) in connection with any merger of any other Person into the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership, (iv) upon the contribution of property to the Partnership in exchange for Units, and (v) in the other circumstances as the General Partner determines in its reasonable discretion. Subject to Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the approval of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement (each, a “Partnership Unit Designation”). Without limiting the generality of the foregoing, the General Partner shall have authority, to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend Exhibit A as appropriate to reflect such issuance without the consent of any other Partner being required.

(b) No Preemptive Rights. No Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.3 Additional Funds and Capital Contributions.

(a) General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Limited Partners.

(b) Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.2 above) in consideration therefore and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c) Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if (i) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (ii) such Debt is recourse to any Partner (unless the Partner otherwise agrees in writing).

(d) General Partner Loans. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt with the General Partner (each, a “General Partner Loan”) if (i) such Debt is, to the extent permitted by law, on not less favorable terms and conditions to the Partnership (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) than those that are available under Funding Debt incurred by the General Partner, the net proceeds of which are lent to the Partnership to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Partnership than would be available to the

Partnership from commercial lenders for like loans; provided, however, that the Partnership shall not incur any such Debt if (a) a breach, violation or default of such Debt would be deemed to occur by virtue of the Transfer of any Partnership Interest, or (b) such Debt is recourse to any Partner (unless the Partner otherwise agrees in writing).

(e) Issuance of Securities by the General Partner. The General Partner shall not issue any additional Shares, Preferred Shares, or New Securities unless the General Partner contributes the cash proceeds or other consideration received from the issuance of such additional Shares, Preferred Shares, or New Securities, as the case may be, net of all transaction expenses and costs, and from the exercise of the rights contained in any such additional New Securities, to the Partnership in exchange for (x) in the case of an issuance of Shares, Partnership Common Units, or (y) in the case of an issuance of Preferred Shares, or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Preferred Shares, or New Securities; provided, however, that notwithstanding the foregoing, the General Partner may issue Shares, Preferred Shares, or New Securities (a) pursuant to Section 4.4 or Section 8.6(b) hereof, (b) pursuant to a dividend or distribution (including any stock split) of Shares, Preferred Shares, or New Securities to all of the holders of Shares, Preferred Shares, or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Preferred Shares, (d) upon a conversion of Partnership Units into Shares, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) in connection with an acquisition of a property or other asset to be owned, directly or indirectly, by the General Partner if the General Partner determines that such acquisition is in the best interests of the Partnership. In the event of any issuance of additional Shares, Preferred Shares, or New Securities by the General Partner, and the contribution to the Partnership, by the General Partner, of the cash proceeds or other consideration received from such issuance, the Partnership shall pay the General Partner’s expenses associated with such issuance, including any underwriting discounts or commissions.

Section 4.4 Stock Incentive Plan.

(a) Options Granted to Directors. If at any time or from time to time, in connection with the Stock Incentive Plan, a stock option granted to a Director of the General Partner is duly exercised:

(i) the General Partner shall, as soon as practicable after such exercise, make a Capital Contribution to the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of such stock option. Such event shall be deemed to be a Book-up Event for purposes of this Agreement to the extent reasonably determined by the General Partner.

(ii) Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.4(a)(i) hereof, the General Partner shall, in connection with such Capital Contribution, be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount (including the amount then being contributed under Section 4.4(a)(i)) equal to the Value of a Share as of the date of exercise multiplied by the number of Shares then being issued in connection with the exercise of such stock option.

(iii) An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.4(a)(ii) hereof.

(b) Special Valuation Rule. For purposes of this Section 4.4, in determining the Value of a Share, only the trading date immediately preceding the exercise of the relevant stock option under the Stock Incentive Plan shall be considered.

(c) Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the General Partner from adopting, modifying or terminating equity incentive plans, in addition to the Stock Incentive Plan, for the benefit of employees, directors or other business associates of the General Partner, the Partnership or any of their Affiliates. Without limiting the effect of the immediately preceding sentence, the Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the General Partner, amendments to this Section 4.4 may become necessary or advisable and that any approval or consent to any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.

(d) Restricted Shares. If at any time or from time to time, in connection with the Stock Incentive Plan, restricted Shares are granted by the General Partner, the General Partner shall, in connection with such grant of restricted Shares, be deemed to have contributed to the Partnership as a Capital Contribution, in consideration of an additional Limited Partner Interest (expressed in and as additional Partnership Common Units), an amount equal to the Value of a Share as of the date of the grant of restricted Shares, multiplied by the number of Shares then being issued as restricted Shares. Such event shall be deemed a Book-up Event for purposes of this Agreement to the extent reasonably determined by the General Partner.

Section 4.5 LTIP Units.

(a) Issuance of LTIP Units. The General Partner may from time to time, but not less frequently than once in each calendar year beginning with 2006, cause the Partnership to issue LTIP Units to Persons rendering services to the Partnership (with a minimum annual award in 2007 and future years of an additional 10,000 LTIP Units to each of Richard Meruelo and John Maddux in each year for services rendered by them to the Partnership in their capacity as Partners), and admit such Persons as Limited Partners. Subject to the following provisions of this Section and the special provisions of Sections 4.9, 6.3(b) and 14.4, LTIP Units shall be treated as Partnership Common Units, with all of the rights, privileges and obligations attendant thereto. For purposes of computing the Partners’ Percentage Interests, LTIP Units shall be treated as Partnership Common Units. Exhibit A sets forth the initial awards of LTIP Units for 2006 (representing 2% of the capital raised in the initial Offering Funding in connection with the Formation Transactions which shall be issued upon the Closing as set forth on Exhibit A, with 5% (including such 2%) of such capital hereby being authorized for issuance under the General Partner’s 2006 Equity Incentive Plan (which is hereby ratified)).

(b) Status of LTIP Units. (i) LTIP Units shall be fully vested when awarded to a Person, but shall be subject to forfeiture as provided in Section 4.5(d). The value of an LTIP Unit upon issuance (and the Economic Capital Account Balance of an LTIP Unitholder with respect to such LTIP Units upon issuance) shall be zero, the amount of distributions such LTIP Unit would produce for an LTIP Unitholder if the Partnership’s assets were sold for their Gross Asset Value as of such issuance date (it being agreed that apart from applicable distributions of Available Cash from operations, an LTIP Unit may, until the LTIP Equalization Date has occurred with respect to such LTIP Unit, only share in distributions of sale and liquidation proceeds from a Partnership Asset to the extent of income allocated to the holder thereof under Section 6.3(b) that is attributable to the appreciation in value of such asset after such LTIP Unit’s issuance date, all as provided in Sections 5.1 and 6.3(b)).

(ii) Safe Harbor Election and Forfeiture Allocations:

(A) The Partners agree that the General Partner is authorized and directed to make an election, on behalf of itself and of all Partners, to have the “Safe Harbor” of Section 3.03 of IRS Notice

2005-43 (or the corresponding provision in any Revenue Procedure or regulation issued in execution of the provisions of such Notice) (the “Safe Harbor”) apply irrevocably with respect to all LTIP Units transferred in connection with the performance of services by a Partner in a partner capacity (such election, the “Safe Harbor Election”). The Safe Harbor Election shall be effective as of the date hereof. The Partnership and each Partner agrees to comply with all requirements of the Safe Harbor with respect to all interests in the Partnership transferred in connection with the performance of services by a Partner in a partner capacity, whether such Partner was admitted as a Partner or as the transferee of a previous Partner. The General Partner shall cause the Partnership to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.

(B) In connection with the Safe Harbor Election, the Partners agree that (I) each LTIP Unit issued hereunder is a “Safe Harbor Partnership Interest” within the meaning of section 3.02 of IRS Notice 2005-43 (or the corresponding provision in any Revenue Procedure or regulation issued in relation to the provisions of such Notice or successor pronouncement) representing a profits interest received for services rendered or to be rendered to or for the benefit of the Partnership by the LTIP Unitholder in his or her capacity as a Partner or in anticipation of becoming a Partner, and (II) the fair market value of the Safe Harbor Partnership Interest upon receipt by the LTIP Unitholder as of the date of issuance is zero, representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all Partners).

(C) Each Partner, by signing this Agreement or by accepting such transfer, hereby agrees (I) to comply with all requirements of the Safe Harbor Election with respect to each LTIP Unitholder’s Safe Harbor Partnership Interest, and (II) that to the extent that such profits interest is forfeited after the date hereof and to the extent that allocations of income have been made to LTIP Unitholder with respect thereto and have not been matched with corresponding amounts of distributions with respect thereto, the Partnership shall make special forfeiture allocations of gross items of deduction or loss (including, as may be permitted by or under Treasury Regulations to be adopted, notional items of deduction or loss) in accordance with the Treasury Regulations to be adopted under Sections 704(b) and 83 of the Code.

(D) The General Partner shall file or cause the Partnership to file all returns, reports and other documentation as may be required, as reasonably determined by the General Partner, to perfect and maintain the Safe Harbor Election with respect to transfers of each LTIP Unitholder’s Safe Harbor Partnership Interest.

(E) The General Partner is hereby authorized, directed and empowered, without further vote or action of the Partners, to amend the Agreement as necessary to comply with the Safe Harbor requirements in order to provide for a Safe Harbor Election and the ability to maintain the same, and shall have the authority to execute any such amendment by and on behalf of each Partner pursuant to the power of attorney granted by this Agreement. Any undertaking by the Partners necessary to enable or preserve a Safe Harbor Election may be reflected in such amendments and, to the extent so reflected, shall be binding on each Partner.

(F) Each Partner agrees to cooperate with the General Partner to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the General Partner, at the expense of the Company.

(G) No Transfer of any interest in the Partnership by a Partner shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of this Section 4.5(b)(ii), in a form reasonably satisfactory to the General Partner.

(iii) No Conversion to Common Units Required. Subject to the tax allocations required to be made to an LTIP Unitholder pursuant to Section 6.4 following a Book-up Event, an LTIP Unit automatically is treated as a Partnership Common Unit when the LTIP Equalization Date has occurred under Section 6.3(b) with respect to such LTIP Unit (i.e., when an LTIP Unitholder has been allocated book gain upon a Book-up Event pursuant to Section 6.3(b) or allocated actual income from the sale of Partnership assets in an amount necessary to cause the LTIP Unitholder’s book Capital Account with respect to such LTIP Unit to equal the Partnership Common Unit Economic balance per Unit), but only Non-Forfeitable LTIP Units may be the subject of a Redemption election by an LTIP Unitholder. Until the LTIP Equalization Date has occurred with respect to an LTIP Unit, (i) such LTIP Unit may not be the subject of a Redemption election by the LTIP Unitholder, and (ii) such LTIP Unit will participate like a Partnership Common Unit in distributions of Available Cash from operations and only participate in sale and liquidation proceeds with respect to a Partnership asset to the extent of income allocated to the holder thereof under Section 6.3(b) that is attributable to the appreciation in value of such asset after the issuance date of such LTIP Unit, all as provided in Sections 5.1 and 6.3(b).

(iv) Adjustments to LTIP Units. If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units (to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units upon the LTIP Equalization Date occurring under Section 6.3(b)). The following shall be “Adjustment Events”: (A) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (B) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (C) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events” and in the good faith discretion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall make such adjustment to the LTIP Units, to the extent permitted by law and by the Stock Incentive Plan, in such manner and at such time as the General Partner, in its good faith discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

(c) Priority. Upon the LTIP Equalization Date occurring under Section 6.3(b) with respect to an LTIP Unit, such LTIP Unit shall rank pari passu with a Partnership Common Unit as to the payment of regular and special periodic or other distributions and distributions upon sale of assets, liquidation, dissolution or winding up. As to the payment of distributions and as to distribution of assets upon sale, liquidation, dissolution or winding up, any class or series of Partnership Units or Partnership Interests which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Partnership Common Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.

(d) Special Provisions. LTIP Units shall be subject to the following special provisions:

(i) LTIP Forfeiture Agreements and Transferability. LTIP Units may, in the sole discretion of the General Partner, be issued subject to forfeiture and additional restrictions on transfer pursuant to the terms of an LTIP Forfeiture Agreement. The terms of an LTIP Forfeiture Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Forfeiture Agreement or by the Stock Incentive Plan, if applicable. LTIP Units that no longer are subject to forfeiture under the terms of an LTIP Forfeiture Agreement are referred to as “Non-Forfeitable LTIP Units”; all other LTIP Units shall be treated as “Forfeitable Incentive Units.” Subject to the terms of any LTIP Forfeiture Agreement and upon the LTIP Equalization Date occurring under Section 6.3(b), an LTIP Unitholder shall be entitled to transfer his or her Non-Forfeitable LTIP Units to the same extent, and subject to the same restrictions as holders of Partnership Common Units are entitled to transfer their Partnership Common Units pursuant to Article XI.

(ii) Forfeiture. Unless otherwise specified in the LTIP Forfeiture Agreement, upon the occurrence of any event specified in an LTIP Forfeiture Agreement as resulting in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right to repurchase or forfeiture in accordance with the applicable LTIP Forfeiture Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the LTIP Forfeiture Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture in which such LITP Units are permitted to share. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the Holder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.3(b), calculated with respect to the Holder’s remaining LTIP Units, if any, through the use of forfeiture allocations under Section 4.5(b)(ii)(C).

(iii) Allocations. LTIP Units shall generally be treated as Partnership Common Units for purposes of Article VI, but shall also receive certain special allocations of income or gain under Sections 6.3(b) and 6.4.

(iv) Redemption. The Redemption Right provided to Limited Partners under Section 8.6 shall not apply with respect to LTIP Units unless and until the LTIP Equalization Date occurs with respect to such LTIP Units under Section 6.3(b), and then only with respect to such LTIP Units that are Non-Forfeitable LTIP Units.

(v) Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer, including without limitation any LTIP Forfeiture Agreement, apply to the LTIP Unit.

(vi) Characterization as Partnership Common Units. Non-Forfeitable LTIP Units shall be treated as Partnership Common Units for all purposes from and after the occurrence of the LTIP Equalization Date under Section 6.3(b) with respect to such LTIP Units, and special allocations of income or gain under Section 4.5(b)(ii)(C) and Section 6.3, and tax allocations required to be made under Section 6.4 after a Book-up Event, shall continue to be made to the Non-Forfeitable LTIP Units to the extent required by this Agreement.

(vii) Voting. LTIP Units shall have the voting rights provided in Section 14.4.

(viii) 2006 Awards. Exhibit A shows the LTIP Units awarded as of the Closing under the 2006 Equity Incentive Plan. The forfeiture provisions for LTIP Units shall expire ratably one-third on each 12-month anniversary of the issuance of such LTIP Units.

(ix) Tax Distributions to LTIP Unitholders. The General Partner shall cause the Partnership to make periodic tax distributions to each LTIP Unitholder on or before the date estimated taxes would be due to be paid by such LTIP Unitholder on the income or gain allocated to such LTIP Unitholder by the Partnership with respect to such LTIP Unitholder’s LTIP Units (“Tax Distributions”). The amount of Tax Distributions to be made by the Partnership to each LTIP Unitholder shall be an advance against distributions otherwise distributable to such LTIP Unitholder (including amounts payable on a redemption thereof) and shall equal the excess of (1) the sum of the combined, cumulative federal and state income tax liability that such LTIP Unitholder would recognize by reason of allocations of taxable income with respect to such LTIP Units if such LTIP Unitholder were an individual residing in California who was subject to the maximum federal and state income tax rates on the income recognized, computed by taking into account (a) the deductibility of state taxes for federal income tax purposes, (b) the character of the income recognized as capital or ordinary, and (c) applicable holding periods (but not taking into account any of the LTIP Unitholder’s actual tax attributes), over (2) the cumulative distributions (including Tax Distributions) theretofore made (or currently being made) to such LTIP Unitholder by the Partnership with respect to such LTIP Units.

Section 4.6 No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.7 Conversion or Redemption of Preferred Shares.

(a) Conversion of Preferred Shares. If, at any time, any of the Preferred Shares are converted into Shares, in whole or in part, then a number of Partnership Preferred Units equal to the number of Preferred Shares so converted shall automatically be converted into a number of Partnership Common Units equal to (i) the number of Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect such conversion.

(b) Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by the General Partner for cash, the Partnership shall, immediately prior to such redemption of Preferred Shares, redeem an equal number of Partnership Preferred Units held by the General Partner, upon the same terms and for the same price per Partnership Preferred Unit, as such Preferred Shares are redeemed.

Section 4.8 [intentionally deleted]

Section 4.9 LTIP Units Characterized as Partnership Common Units

LTIP Units shall be treated as Partnership Common Units for all purposes from and after the occurrence of the LTIP Equalization Date with respect to such LTIP Units under Section 6.3(b), but Forfeitable LTIP Units shall remain subject to the applicable forfeitability provisions and only Non-Forfeitable Units may be the subject of a Redemption.

Section 4.10 Debt Allocations and Contribution Agreement. With the consent of the General

Partner, one or more Limited Partners may enter into Contribution Agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership or providing for minimum levels of indebtedness to be maintained by the Partnership and allocated to such Limited Partners. The General Partner shall establish all of the terms for any Contribution Agreement in its sole and absolute discretion (including property and Unitholder lock-ups, tax protection agreements, tax reimbursement payments, assumption of liabilities, distributions for taxes, minimum indebtedness and guarantees, and other terms).

Section 4.11 Not Publicly Traded. The General Partner, on behalf of the Partnership, shall use its reasonable commercial efforts not to take any action which would result in the Partnership being a “publicly traded partnership” under and as such term is defined in Section 7704(b) of the Code. Subject to this Section 4.11, it is expressly acknowledged and agreed by the Partners that the General Partner may, in its sole and absolute discretion, waive or otherwise modify the application with respect to any Partner(s) or Assignee(s) of any provision herein restricting, prohibiting or otherwise relating to (i) the Transfer of a Limited Partnership Interest or the Partnership Units evidencing the same, (ii) the admission of any Limited Partners and (iii) the Redemption Rights of such Partners, and that such waivers or modifications may be made by the General Partner at any time or from time to time, including, without limitation, concurrently with the issuance of any Partnership Units pursuant to the terms of the Partnership Agreement and which may be set forth in a Partnership Unit Designation. The General Partner shall impose time delay restrictions as to the effective date of any Redemption to avoid the Partnership being a “publicly traded partnership” under Section 7704(b) of the Code, as determined by the General Partner in good faith in consultation with, and in reliance on the advice of, its tax professionals, (with the General Partner being required to use reasonable commercial efforts to impose such restrictions to avoid publicly traded partnership status at all times).

Section 4.12 Restricted Units. In accordance with Section 4.3(e) and Section 4.4(d), to the extent the General Partner issues restricted Shares, the Partnership shall issue to the General Partner an equal number of Partnership Common Units that are subject to a similar vesting schedule, forfeiture provisions and other terms and conditions that correspond to those of the restricted Shares (“Restricted Partnership Common Units”).

ARTICLE V

DISTRIBUTIONS

Section 5.1 Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner shall cause the Partnership to distribute quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, of Available Cash generated by the Partnership during such quarter to the Holders of Partnership Units on such Partnership Record Date with respect to such quarter: (i) first, with respect to any Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class(es) of Partnership Interests (and, within such class(es), pro rata in proportion to the respective Percentage Interests on such Partnership Record Date), and (ii) second, with respect to any Partnership Interests that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percent age Interests on such Partnership Record Date). Distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made shall be prorated based on the portion of the period that such units were outstanding. The General Partner in its sole and absolute discretion may distribute to the Unitholders Available Cash on a more or less frequent basis than quarterly and provide for an appropriate record date. An LTIP Unitholder shall be entitled to share in all distributions of Available Cash as if each LTIP Unit were a Common Unit, but until the LTIP Equalization Date has occurred with respect to an LTIP Unit, such LTIP Unit may only participate in sale and liquidation proceeds from an asset to the extent of income allocated to the holder thereof under Section 6.3(b) that is attributable to the appreciation in value of such asset after the LTIP Unit issuance date for such LTIP Unit.

Section 5.2 Distributions in Kind. No right is given to any Unitholder to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in kind of Partnership assets to the Unitholders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 10 hereof.

Section 5.3 Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Unitholder shall be treated as amounts paid or distributed to such Unitholder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4 Distributions Upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Unitholders in accordance with Section 13.2 hereof.

Section 5.5 Distributions to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, subject to Section 7.3(d)(i) and Section 7.3(d)(ii), the General Partner is hereby authorized to make such revisions to this Article 5 (and to make corresponding revisions to Article 6) as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes of Partnership Units. Such preferential distributions may be required to be made by the Partnership under a Partnership Unit Designation only to the extent there is Available Cash available for the payment thereof.

Section 5.6 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Unitholder on account of its Partnership Interest or interest in Partnership Units if such distribution would violate the Act or other applicable law.

ARTICLE VI

ALLOCATIONS

Section 6.1 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year (and earlier, upon the occurrence of a Book-up Event). Except as otherwise provided in this Article 6, and subject to Section 11.6(c) hereof, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2 General Allocations.

(a) In General. Subject to the terms of any Partnership Unit Designation, except as otherwise provided in Section 4.5(b)(ii)(C) and this Article 6, and subject to Section 11.6(c) hereof, Net Income and Net Loss shall be allocated to each of the Holders of Partnership Units holding the same class of Partnership Units in accordance with their respective Percentage Interests in such class at the end of each Partnership Year.

(b) Allocations to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article 4 hereof, the General Partner is hereby authorized to make such revisions to this Article 6 as it determines are necessary or desirable to reflect the terms of the issuance of such additional Partnership Units, including, without limitation, making preferential allocations to certain classes of Partnership Units to the extent required under the terms thereof.

Section 6.3 Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a) Special Allocations Regarding Partnership Preferred Units. If any Partnership Preferred Units are redeemed pursuant to Section 4.7(b) hereof (treating a full liquidation of the General Partner Interest for purposes of this Section 6.3(a) as including a redemption of any then outstanding Partnership Preferred Units pursuant to Section 4.7(b) hereof), for the Partnership Year that includes such redemption (and, if necessary, for subsequent Partnership Years) (a) gross income and gain shall be allocated to the holder of such Preferred Units to the extent that the Redemption Amounts paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the Capital Account per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) and (b) deductions and losses shall be allocated to such holder of such Preferred Units to the extent that the Capital Account per Partnership Preferred Unit allocable to the Partnership Preferred Units so redeemed (or treated as redeemed) exceeds the Redemption Amount paid or payable with respect to the Partnership Preferred Units so redeemed (or treated as redeemed).

(b) Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.2 above, but subject to the prior allocation of income, gain, deduction and loss under paragraph (a) above and to the terms of any Partnership Unit Designation in respect of any class of Partnership Interests ranking senior to the LTIP Units with respect to return of capital or any preferential or priority return, any Liquidating Gains occurring at a Book-up Event shall first be allocated to the Holders of LTIP Units until the Economic Capital Account Balance of each such LTIP Unitholder, to the extent attributable to his or her ownership of LTIP Units (determined without reduction for Tax Distributions made to such LTIP Unitholder), is equal to (i) the then Partnership Common Unit Economic Balance, multiplied by (ii) the number of his or her LTIP Units (the date on which sufficient Liquidating Gains and other income have been so allocated to an LTIP Unitholder to achieve such equality is referred to as the “LTIP Equalization Date” with respect to such LTIP Unitholder’s LTIP Units). To the extent that the Partnership has gross income for any period (as computed for book purposes) prior to the occurrence of the LTIP Equalization Date with respect to an LTIP Unitholder’s LTIP Units, other than gross income attributable to Liquidating Gains and Depreciation recapture, such income (including items of gross income if necessary) shall first be allocated to such LTIP Unitholder to the extent of its distributions from the Partnership (other than distributions attributable to Liquidating Gains and Tax Distributions), if any, with respect to such period (without any double counting of income allocations).

LTIP Unitholders who wish to elect to be “Special Allocation LTIP Unitholders” must sign an election at the time of the grant of such LTIP Units, and their LTIP Units shall be referred to as “Special Allocation LTIP Units.” The failure to so elect shall result in the LTIP Units issued to an LTIP Unitholder on any LTIP Unit grant to be other than Special Allocation LTIP Units. Such Special Allocation LTIP Unitholders, and the number of their Special Allocation LTIP Units, shall be listed on Schedule 6.3. Prior to the LTIP Equalization Date with respect to all LTIP Unitholders, Liquidating Gains attributable to the appreciation in value of a Partnership asset occurring after the grant of LTIP Units to LTIP Unitholders

(other than those occurring at a Book-up Event) shall be allocated as follows: (i) first, such Liquidating Gains shall be allocated to LTIP Unitholders to the extent of their respective Percentage Interests of such Liquidating Gains (regardless of whether any portion thereof is distributed to the Partners under Section 5.1) until the LTIP Equalization Date has occurred with respect to their LTIP Units, (ii) the balance of such Liquidating Gains remaining, if any, shall be allocated to Special Allocation LTIP Unitholders until the LTIP Equalization Date has occurred with respect to their LTIP Units, and (iii) the balance of any such Liquidating Gains remaining, if any, shall be allocated among the Special Allocation LTIP Unitholders and the holders of Common Units who are not LTIP Unitholders, pro rata, in proportion to their respective Percentage Interests.

“Liquidating Gains” means (i) in the case of Liquidating Gains being determined upon a Book-up Event, the excess of (A) the income or gain that would be realized in connection with the hypothetical sale of all of the assets of the Partnership for an amount equal to (x) the price per Share (treating as “Shares” for this purpose any rights, options, warrants, or convertible or exchangeable securities of the General Partner as exercised) as of the Book-up Event multiplied by (y) the number of outstanding Partnership Units (including LTIP Units) and outstanding Shares (the “Book-up Value”), over (B) the aggregate Gross Asset Value of all of the Partnership’s assets when an LTIP Unit was issued (with the Gross Asset Value of each Partnership asset immediately after such Book-up Event being determined by allocating the Book-up Value among the Partnership’s assets in any reasonable manner determined by the General Partner (which may include the relative values of such assets as of the dates when the LTIP Unit was issued)), and (ii) in the case of an actual sale of an asset, the excess of the actual amount realized on such sale over the Gross Asset Value of such asset at the time such LTIP Units were granted (without taking into account any Depreciation claimed on such asset after such issuance of such LTIP Units). The “Economic Capital Account Balances” of the Holders of LTIP Units shall mean their Capital Account balances, plus the amount of their shares of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to their ownership of LTIP Units, but not reduced by the amount of any Tax Distributions. Similarly, the “Partnership Common Unit Economic Balance” shall mean (i) the Capital Account Balance of the General Partner, plus the amount of the General Partner’s share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the General Partner’s ownership of Partnership Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.3(b), divided by (ii) the number of the General Partner’s Partnership Common Units. Except as provided above in this Section 6.3(b), any allocations required to be made to LTIP Unitholders under this Section 6.3(b) shall be made among the LTIP Unitholders in proportion to the aggregate amount thereof required to be allocated to each of them under this Section 6.3(b). The parties agree that the intent of this Section 6.3(b) is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the General Partner’s Partnership Common Units (on a per-Unit basis), but only if and to the extent provided in this Section 6.3(b). After a Book-up Event has occurred with respect to an LTIP Unit, allocations of gain (as computed for tax purposes not for book purposes) shall thereafter be made to the LTIP Unitholder pursuant to Section 6.4.

(c) Regulatory Allocations.

(i) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Holder of Partnership Common Units shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations

Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(c)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.3(c)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Holder of Partnership Common Units who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(c)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii) Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holders of Partnership Common Units in accordance with their Partnership Common Units. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv) Qualified Income Offset. If any Holder of Partnership Common Units unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii) (d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2) (ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.3(c)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(c)(iv) were not in the Agreement. It is intended that this Section 6.3(c)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v) Gross Income Allocation. In the event that any Holder of Partnership Common Units has a deficit Capital Account at the end of any Partnership Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Partnership upon complete liquidation of such Holder’s Partnership Interest (including, the Holder’s interest in outstanding Partnership Preferred Units and other Partnership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.3(c)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.3(c)(v) and Section 6.3(c)(iv) hereof were not in the Agreement.

(vi) Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder of Partnership Common

Units, such allocation of Net Loss shall be reallocated among the other Holders of Partnership Common Units in accordance with their respective Partnership Common Units, subject to the limitations of this Section 6.3(c)(vi).

(vii) Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2) (iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder of Partnership Common Units in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Common Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii) Curative Allocations. The allocations set forth in Sections 6.3(c)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.1 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Common Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Common Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred so as to achieve the intent of Section 6.3(d).

(d) Intent of Allocations. The Partners intend that the Allocation Provisions shall produce final Capital Account balances of the Partners that will permit liquidating distributions that are made in accordance with the final Capital Account balances under Section 13.2(a)(ii) hereof to be made (after unpaid loans and interest thereon, including those owed to partners, have been paid) in a manner identical to the order of priorities set forth in Article V. Notwithstanding anything to the contrary in this Agreement, to the extent that the Allocation Provisions would fail to produce such final Capital Account balances as of the close of any taxable year of the Partnership (based on the assumption that all assets still owned by the Partnership and its Subsidiaries at the close of such year, other than interests in each other, are sold at such time for their adjusted tax basis or for their Gross Asset Value for assets that have been revalued at or prior to that time), (x) Net Income and Net Loss of the Partnership for the current taxable year and future taxable years (or items of gross income and deduction of the Partnership for such years) shall be reallocated by the General Partner among the Partners as necessary to produce such result (or, to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year and future years, for prior open taxable years) as reasonably determined by the General Partner and (y) such provisions shall be amended by the General Partner if and to the extent necessary to produce such result without the consent of any other Partner being required. For purposes of applying this paragraph (d), a Partner’s Capital Account shall be deemed to be increased by its remaining share of Partnership Minimum Gain and Partner Minimum Gain remaining as of the close of such year.

(e) Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulation Section 1.752-3(a)(3), the General Partner may use any method of allocation described in Regulation Section 1.752-3(a)(3) and the relevant interpretative authorities.

Section 6.4 Tax Allocations.

(a) In General. Except as otherwise provided in this Section 6.4, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders of Partnership Common Units in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

(b) Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.4(a) hereof, Tax Items with respect to Property that is contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution, and following allocations of Liquidating Gains in connection with a Book-up Event under Section 6.3(b), shall be allocated among the Holders of Partnership Common Units for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under the “traditional method” under Regulations Section 1.704-3(b) with respect to LTIP Units, and any reasonable method selected by the General Partner that is permitted by the Regulations in all other cases. In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to a Book-up Event under subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations using the traditional method with respect to LTIP Units, and any reasonable method selected by the General Partner that is permitted by the Regulations in all other cases.

ARTICLE VII

MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1 Management.

(a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Partners with or without cause, except with the Consent of the General Partner. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof including Section 7.3, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

(i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership’s assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, and, if applicable, the registration of any class of securities of the Partnership under the Exchange Act, and the listing of any debt securities of the Partnership on any exchange;

(iii) the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(iv) the mortgage, pledge, encumbrance or hypothecation of any assets of the Partnership, the assignment of any assets of the Partnership in trust for creditors or on the promise of the assignee to pay the debts of the Partnership, the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership’s Subsidiaries;

(v) the management, operation, leasing, landscaping, development, repair, alteration, demolition, replacement or improvement of any Property, including, without limitation, any Contributed Property, or other asset of the Partnership or any Subsidiary;

(vi) the negotiation, execution and performance of any contracts, leases, easements, management agreements, rights of way and other property related agreements, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Partnership’s assets;

(vii) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership, and the collection and receipt of revenues, rents and income of the Partnership;

(viii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate, including, without limitation, (i) casualty, liability and other insurance on the Properties of the Partnership, and (ii) liability insurance for the Indemnitees hereunder;

(ix) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

(x) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xi) the undertaking of any action in connection with the Partnership’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xii) except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as it may adopt; provided that such methods are otherwise consistent with the requirements of this Agreement;

(xiii) the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner’s contribution of property or assets to the Partnership;

(xiv) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xv) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xvi) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(xvii) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(xviii) the issuance of additional Partnership Units, as appropriate and in the General Partner’s sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4 hereof, including entering into Contribution Agreements;

(xix) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including, without limitation, employees having titles such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, the determination of their compensation and other terms of employment or hiring, including waivers of conflicts of interest and the payment of their expenses and compensation out of the Partnership’s assets; and

(xx) an election to dissolve the Partnership pursuant to Section 13.1(b) hereof.

(b) Each of the Limited Partners agrees that, except as provided in Section 7.3 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

(c) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

(d) In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement (except for any actions required pursuant to any Contribution Agreement).

(e) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

Section 7.2 Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5(a)(iv) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.3 Restrictions on General Partner’s Authority.

(a) The General Partner may not take any action in contravention of this Agreement, including, without limitation:

(i) taking any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement (including the permitted disposition of any asset at any time, subject to the provisions of Contribution Agreements restricting such disposition, if any);

(ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose except as otherwise provided in this Agreement, including, without limitation, Section 7.10;

(iii) admitting a Person as a Partner, except as otherwise provided in this Agreement;

(iv) performing any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided Section 10.4 hereof or under the Act; or

(v) entering into any contract, mortgage, loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of (a) the General Partner, or the Partnership from satisfying its obligations under Section 8.6 hereof in full or (b) a Limited Partner from exercising its rights under Section 8.6 hereof to effect a Redemption in full, except, in either case, with the written consent of such Limited Partner affected by the prohibition or restriction.

(b) The General Partner shall not, without the prior Consent of the Limited Partners, undertake, on behalf of the Partnership, any of the following actions or enter into any transaction that would have the effect of such transactions:

(i) except as provided in Sections 4.2(a), 5.5, 6.2(b), 6.3(d) and 7.3(c) hereof, amend, modify or terminate this Agreement other than to reflect the admission, substitution, termination or withdrawal of Partners pursuant to Article 11 or Article 12 hereof;

(ii) make a general assignment for the benefit of creditors or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the assets of the Partnership; or

(iii) institute any proceeding for bankruptcy on behalf of the Partnership.

(c) Notwithstanding Section 7.3(b) hereof, the General Partner shall have the power, without the Consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii) to reflect the admission, substitution or withdrawal of Partners, the issuance of LTIP Units, or the termination of the Partnership in accordance with this Agreement, and to amend Exhibit A in connection with such admission, substitution, withdrawal or issuance of LTIP Units;

(iii) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv) to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law;

(v) to reflect such changes as are reasonably necessary to reflect the Transfer of all or any part of a Partnership Interest between the General Partner and any disregarded entity of the General Partner;

(vi) to modify the manner in which Capital Accounts are computed (but only to the extent set forth in the definition of “Capital Account” or contemplated by the Code or the Regulations);

(vii) to issue additional Partnership Interests in accordance with Section 4.2; and

(viii) to amend the Allocation Provisions (A) as necessary to effectuate the intent of Section 6.3(d) regarding the Partners’ respective intended Capital Account balances and (B) upon advice of counsel, so as to improve the likelihood that any tax position of the Partnership or with respect to a contributing Partner will be sustained (provided that the provisions of Section 6.3(d) shall at all times be satisfied).

The General Partner will provide notice to the Limited Partners when any action under this Section 7.3(c) is taken.

(d) Notwithstanding Sections 7.3(b) and 7.3(c) hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the Consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner, (iii) alter the rights of any Partner to receive the distributions to which such Partner would be entitled pursuant to Article V (if Article V controlled all Distributions and Section 13.2(a)(ii) hereof did not apply), or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 6.2(b), 6.3(d) and 7.3(c) hereof), (iv) alter or modify the Redemption rights, Cash Amount or Shares Amount as set forth in Sections 8.6 and 11.2 hereof, or amend or modify any related definitions, or (v) amend this Section 7.3(d). Further, no amendment may alter the restrictions on the General Partner’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

Section 7.4 Reimbursement of the General Partner

(a) The General Partner shall not be compensated for its services as general partner of the Partnership except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

(b) Subject to Section 7.4(c) hereof, the Partnership shall be liable for, and shall reimburse the General Partner on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all sums expended in connection with the Partnership’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans of the General Partner that may provide for stock units, or phantom stock, pursuant to which employees of the General Partner will receive payments based upon dividends on or the value of Shares, (iii) director fees and expenses and (iv) all costs and expenses of the General Partner being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted pursuant to Section 7.5 hereof to the extent retained by the General Partner. Such reimbursements shall be in addition to any reimbursement of the General Partner as a result of indemnification pursuant to Section 7.7 hereof.

(c) To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership and reimbursements to the General Partner or any of its Affiliates by the Partnership pursuant to this Section 7.4 shall be treated as non-income reimbursements, and not as “guaranteed payments” within the meaning of Code Section 707(c) or other form of gross income.

Section 7.5 Outside Activities of the General Partner. The General Partner shall not directly or indirectly enter into or conduct any business, other than in connection with (a) the ownership, acquisition and disposition of Partnership Interests as General Partner, (b) the management of the business of the Partnership, (c) the operation of the General Partner as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests in the General Partner or the Partnership (or their subsidiaries), (e) financing or refinancing of any type related to the Partnership or its assets or activities, (f) any of the foregoing activities as they relate to a Subsidiary of the Partnership or of the General Partner and (g) such activities as are incidental thereto. Nothing contained herein shall be deemed to prohibit the General Partner from executing guarantees of Partnership debt for which it would otherwise be liable in its capacity as General Partner. Subject to Section 7.3(b) hereof, the General Partner shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Partnership) other than interests in Subsidiaries of the Partnership and the General Partner and Partnership Interests as the General Partner and other than such cash and cash equivalents, bank accounts or similar instruments or accounts as the General Partner deems reasonably necessary. Notwithstanding the foregoing, if the General Partner acquires assets in its own name and owns Property other than through the Partnership, the Partners agree to and shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the General Partner. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

Section 7.6 Contracts with Affiliates.

(a) The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b) Except as provided in Section 7.5 hereof and subject to Section 3.1 hereof, the Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

(c) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonably consistent with reasonable, market terms.

(d) The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership’s Subsidiaries.

(e) The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with any Partner, Affiliate of a Partner, Affiliates of any of the Partnership or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.7 Indemnification.

(a) To the fullest extent now or hereafter permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, reasonable attorney’s fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership (“Actions”) as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the Partnership and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any Action by judgment, order, settlement, conviction, or upon a please of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the Partnership and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.7.

(b) To the fullest extent permitted by law, expenses actually and reasonably incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee or when due in advance of the final disposition of the Action upon receipt by the Partnership of (i) a written affirmation by the Indemnitee that, with respect the Action, the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interest of the Partnership and, with respect to any criminal action or proceeding, had no reasonable cause to the Indemnitee’s conduct was unlawful, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the Indemnitee was not entitled to be indemnified by the Partnership under Section 7.7(a).

(c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, or pursuant to any vote of the Partners, or as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership or the General Partner or one of their Subsidiaries (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines that relate to the operations of the Partnership under this Section 7.7, and an Indemnitee who acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or related trust or funding mechanism shall be deemed to have acted in a manner “not opposed to the best interests of the Partnership” as referred to in Section 7.7(a).

(f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s obligations to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i) It is the intent of the Partners that any amounts paid by the Partnership to the General Partner pursuant to this Section 7.7 shall be treated as a reimbursement of expenses and not as income or a distributive share of income (or “guaranteed payments” within the meaning of Code Section 707(c)).

Section 7.8 Liability of the General Partner and Limited Partners.

(a) Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor any of its directors, officers, agents or employees shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner or such director, officer, agent or employee acted in good faith.

(b) The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the General Partner’s stockholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the General Partner’s stockholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the General Partner’s stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions, except as otherwise provided in a Contribution Agreement. In the event of a conflict between the interests of the stockholders of the General Partner on one hand the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of the General Partner or the Limited Partners; provided, however, that for so long as the General Partner owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the stockholders of the General Partner or the Limited Partners shall be resolved in favor of the stockholders of the Company, except as otherwise provided in a Contribution Agreement. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the Limited Partners in connection with any such decisions, except as otherwise provided in a Contribution Agreement.

(c) Subject to its obligations and duties as General Partner set forth in Section 7.1(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents (subject to the supervision and control of the General Partner). The General Partner shall not be liable or accountable to the Partnership or any Limited Partner for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s, and its officers’ and directors’, liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(e) Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Partner pursuant to any other written instrument, no Partner shall have any personal liability whatsoever, to the Partnership or to the other Partners, for the debts or liabilities of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Partner in the Partnership. Except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

(f) This Agreement is executed by the officers of the General Partner solely on behalf of the General Partner as officers of the same and not in their own individual capacities.

(g) To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement, and this Agreement shall constitute a complete waiver of all of such fiduciary duties to the extent permitted under the Act, except as expressly provided in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such General Partner.

Section 7.9 Other Matters Concerning the General Partner.

(a) The General Partner may rely and shall be protected in acting (or refraining from acting, as the context so requires) upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion or advice of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice.

(c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

Section 7.10 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership (or a Subsidiary) as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner or the Partnership. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 8.1 Limitation of Liability. The Limited Partners shall have no liability under this Agreement (other than for breach thereof) except as expressly provided in this Agreement, including, without limitation, Section 10.4 or under non-waivable provisions of the Act.

Section 8.2 Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.3 Outside Activities of Limited Partners. Subject to any agreements entered into pursuant to Section 7.6(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary (including, without limitation, any employment agreement or Contribution Agreement): any Limited Partner and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject agreements entered into pursuant to Section 7.6(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or a Subsidiary, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by the Partnership, any Limited Partner or such other Person.

Section 8.4 Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.6 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided in Article 5 (including pursuant to a Contribution Agreement), Article 6 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5 Rights of Limited Partners Relating to the Partnership.

(a) In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense:

(i) to obtain a copy of (i) the most recent annual and quarterly reports filed with the SEC by the General Partner pursuant to the Exchange Act and (ii) each report or other written communication sent to the stockholders of the General Partner;

(ii) to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year;

(iii) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

(iv) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

(v) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and that each Partner has agreed to contribute in the future, and the date on which each became a Partner.

(b) The Partnership shall notify any Limited Partner that is a Qualifying Party, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

(c) Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or the General Partner or (ii) the Partnership or the General Partner is required by law or by agreements with unaffiliated third parties to keep confidential from the Limited Partners.

Section 8.6 Redemption Rights of Qualifying Parties.

(a) After the applicable first Twelve-Month Period, a Qualifying Party, but no other Limited Partner or Assignee, shall have the right (subject to the terms and conditions set forth herein) to require the Partnership to redeem all or a portion of the Partnership Common Units held by such Tendering Party (such Partnership Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Partnership’s obligation to effect a Redemption, however, shall not arise or be binding against the Partnership (i) until and unless there has been a Declination and (ii) before the Business Day following the Cut-Off Date. Regardless of the binding or non-binding nature of a pending Redemption, a Tendering Party shall have no right to receive distributions with respect to any Tendered Units (other than the Cash Amount) paid after delivery of the Notice of Redemption, whether or not the Partnership Record Date for such distribution precedes or coincides with such delivery of the Notice of Redemption; provided, however, that in the event that the General Partner on behalf of the Partnership elects to fund the Cash Amount with the proceeds of an Offering Funding pursuant to Section 8.6(d) hereof, the Tendering Party’s right to receive distributions shall not be suspended as hereinbefore provided and such Tendering Party shall have the right to receive distributions actually made hereunder prior to the date of the closing of the Offering Funding whose proceeds are used to pay the Cash Amount. In the event of a Redemption, the Cash Amount shall be delivered as a certified check payable to the Tendering Party or, in the General Partner’s sole and absolute discretion, in immediately available funds, in each case, on or before the later of (i) the tenth (10th) Business Day following the date on which the General Partner receives a Notice of Redemption from the Tendering Party or (ii) the tenth (10th) Business Day following the closing of an Offering Funding.

(b) Notwithstanding the provisions of Section 8.6(a) hereof, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Tendered Units to the General Partner, and on or before the close of business on the Cut-Off Date, the General Partner may, in its sole and absolute discretion elect to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for the Shares Amount calculated based on the portion of Tendered Units it elects to acquire in exchange for Shares. In making such election, the General Partner shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Qualifying Parties over another nor discriminates against a group or class of Qualifying Parties. If the General Partner shall exercise its right to purchase any of the Tendered Units for Shares on the Specified Redemption Date the Tendering Party shall sell such number of the Tendered Units to the General Partner in exchange for a number of Shares equal to the product of the Shares Amount and the Applicable Percentage. The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments necessary, in the General Partner’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the General Partner pursuant to this Section 8.6(b), the Tendering Party shall no longer have the right to cause the Partnership to effect a Redemption of such Applicable Percentage of such Tendered Units pursuant to Section 8.6(a), and, upon notice to the Tendering Party by the General Partner, given on or before the close of business on the Cut-Off Date, that the General Partner has elected to acquire some or all of the Tendered Units pursuant to this Section 8.6(b), the obligation of the Partnership to effect a Redemption pursuant to Section 8.6(a) of such Applicable Percentage of such Tendered Units as to which the General Partner’s notice relates shall not accrue or arise. The product of the Applicable Percentage and the Shares Amount, if applicable, shall be delivered by the General Partner as duly authorized, validly issued, fully paid and accessible Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the restrictions provided in the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the General Partner pursuant to this Section 8.6(b), any Partner, any Assignee nor any other interested Person shall have any right to require or cause the General Partner to register, qualify or list any Shares owned or held by such Person, whether or not such Shares are issued pursuant to this Section 8.6(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the General Partner and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Shares issued upon an acquisition of the Tendered Units by the General Partner pursuant to this Section 8.6(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the General Partner in good faith determines to be necessary or advisable in order to ensure compliance with such laws. The parties agree to treat the exchange of Tendered Units for Shares pursuant to this Section 8.6(b) as a sale or exchange for all tax purposes.

(c) Notwithstanding the provisions of Section 8.4(a) and 8.4(b), a Limited Partner shall not be entitled to exercise the Redemption Right if the delivery of Shares to such Partner on the Specified Redemption Date by the Company pursuant to Section 8.4(b) (regardless of whether or not the Company would in fact exercise its rights under Section 8.4(b)) would cause the acquisition of Shares by such Partner to be “integrated” with any other distribution of Shares or Partnership Common Units for purposes of complying with the registration provisions of the Securities Act. The General Partner, in its sole and absolute discretion, may waive the restriction on redemption set forth in this Section 8.4(c).

(d) In the event that the General Partner declines or fails to exercise its purchase rights pursuant to Section 8.6(b) hereof following receipt of a Notice of Redemption (a “Declination”):

(i) The General Partner shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date. The failure of the General Partner to give notice of such Declination by the close of business on the Cut-Off Date shall itself constitute a Declination.

(ii) Subject to Section 11.6(d), the General Partner on behalf of the Partnership may elect to raise funds for the payment of the Cash Amount either (a) by contribution by the General Partner of funds from the proceeds of a private placement or registered public offering (each, an “Offering Funding”) by the General Partner of a number of Shares or other securities of the General Partner (“Offering Funding Shares”) or (b) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Partnership.

(iii) Promptly upon the General Partner’s receipt of the Notice of Redemption and the General Partner giving notice of its Declination, the General Partner may, in its sole and absolute discretion, give notice (a “Single Funding Notice”) to all Qualifying Parties then holding a Partnership Interest (or an interest therein) and having Redemption rights pursuant to this Section 8.6 and require that all such Qualifying Parties elect whether or not to effect a Redemption of their Partnership Common Units to be funded through an Offering Funding (if an Offering Funding has been elected by the General Partner) or otherwise. In the event that any such Qualifying Party elects to effect such a Redemption, it shall give notice thereof and of the number of Partnership Common Units to be made subject thereto in writing to the General Partner within ten (10) Business Days after receipt of the Single Funding Notice, and such Qualifying Party shall be treated as a Tendering Party for all purposes of this Section 8.6. In the event that a Qualifying Party does not so elect, it shall be deemed to have waived its right to effect a Redemption for the current quarterly period.

Any proceeds from an Offering Funding that are in excess of the Cash Amount shall be for the sole benefit of the General Partner. The General Partner shall make a Capital Contribution of such amounts to the Partnership for an additional General Partner Interest and/or Limited Partner Interest. Any such contribution shall entitle the General Partner to an equitable Percentage Interest adjustment.

(e) [intentionally omitted]

(f) Notwithstanding anything herein to the contrary (but subject to Section 8.6(c) hereof), with respect to any Redemption (or any tender of Partnership Common Units for Redemption if the Tendered Units are acquired by the General Partner pursuant to Section 8.6(b) hereof) pursuant to this Section 8.6:

(i) The General Partner may elect in its sole discretion, to hold Partnership Common Units acquired pursuant to Section 8.6(b) as part of its General Partner Interest or as a part of its Limited Partner Interest, or in any combination thereof and such ownership will be reflected on amendments to Exhibit A to the Partnership Agreement as in effect from time to time.

(ii) No Tendering Party may effect a Redemption for less than one thousand (1,000) Partnership Common Units or, if such Tendering Party holds (as a Limited Partner or, economically, as an Assignee) less than one thousand (1,000) Partnership Common Units, all of the Partnership Common Units held by such Tendering Party, unless, in each case, otherwise agreed to by the General Partner in its sole and absolute discretion.

(iii) Each Tendering Party (a) may effect a Redemption only once in each fiscal quarter of a Twelve-Month Period and (b) may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such Partnership distribution.

(iv) Notwithstanding anything herein to the contrary, with respect to any Redemption or acquisition of Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, in the event that the General Partner gives notice to all Limited Partners (but excluding any Assignees) then owning Partnership Interests (a “Primary Offering Notice”) that the General Partner desires to effect a primary offering of its equity securities (other than primarily for the purpose of raising funds for payment of the Cash Amount) then, unless the General Partner otherwise consents, commencement of the actions denoted in Section 8.6(d) hereof as to an Offering Funding, if any, with respect to any Notice of Redemption thereafter received, whether or not the Tendering Party is a Limited Partner, may be delayed until the earlier of (a) the completion of the primary offering or (b) ninety (90) days following the giving of the Primary Offering Notice.

(v) Without the Consent of the General Partner, no Tendering Party may effect a Redemption within ninety (90) days following the closing of any prior Offering Funding.

(vi) The consummation of such Redemption (or an acquisition of Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and shall be subject to any time delay restrictions imposed by the General Partner as to the effective date of any Redemption, as determined by the General Partner in good faith in consultation with, and in reliance on the advice of, its tax professionals (with the General Partner being required to use its reasonable commercial efforts to impose such restrictions to avoid publicly traded partnership status at all times).

(vii) The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provision of Section 11.5 hereof) all Partnership Common Units subject to any Redemption, and be treated as a Limited Partner or an Assignee, as applicable, with respect to such Partnership Common Units for all purposes of this Agreement, until such Partnership Common Units are either paid for by the Partnership pursuant to Section 8.6(a) hereof or transferred to the General Partner and paid for, by the issuance of the Shares, pursuant to Section 8.6(b) hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof, the Tendering Party shall have no rights as a stockholder of the General Partner with respect to the Shares issuable in connection with such acquisition.

For purposes of determining compliance with the restrictions set forth in this Section 8.6(f), all Partnership Common Units beneficially owned by a Related Party of a Tendering Party shall be considered to be owned or held by such Tendering Party.

(g) In connection with an exercise of Redemption rights pursuant to this Section 8.6, the Tendering Party shall, if requested by the General Partner, submit the following to the General Partner, in addition to the Notice of Redemption: a written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the General Partner pursuant to Section 8.6(b) hereof on the Specified Redemption Date.

ARTICLE IX

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1 Records and Accounting.

(a) The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.5(a) or Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b) The books of the Partnership shall be maintained, (i) for financial purposes, in accordance with generally accepted accounting principles, (ii) for tax reporting purposes, on an accrual basis, (iii) for distributions on a cash basis, and (iv) on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2 Partnership Year. The Partnership Year of the Partnership shall be the calendar year.

Section 9.3 Reports.

(a) As soon as practicable, but in no event later than one hundred five (105) days after the close of each Partnership Year, or such earlier date as they are filed with the SEC (if applicable), the General Partner shall cause to be mailed to each Limited Partner, of record as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

(b) As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), or such earlier date as they are filed with the SEC (if applicable), the General Partner shall cause to be mailed to each Limited Partner, of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership as of the close of and for such calendar quarter, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, and such other information as may be required by applicable law or regulation or as the General Partner determines to be appropriate. At the request of any Limited Partner, the General Partner shall provide access to the books, records and workpapers upon which the reports required by this Section 9.3 are based, to the extent required by the Act.

(c) The General Partner shall have satisfied its obligations under Section 9.3(a) and Section 9.3(b) by posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Partnership or the General Partner, provided that such reports are able to be printed or downloaded from such website.

ARTICLE X

TAX MATTERS

Section 10.1 Preparation of Tax Returns. The General Partner shall arrange for the preparation and timely filing of all returns with respect to Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use commercially reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes. The Limited Partners shall promptly provide the General Partner with such information relating to the Contributed Properties, including tax basis and other relevant information, as may be reasonably requested by the General Partner from time to time.

Section 10.2 Tax Elections. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The General Partner shall have the right to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the General Partner’s determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

Section 10.3 Tax Matters Partner.

(a) The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes. The tax matters partner shall receive no compensation for its services. All third-party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable. At the request of any Limited Partner, the General Partner agrees to consult with such Limited Partner with respect to the preparation and filing of any returns and with respect to any subsequent audit or litigation relating to such returns; provided, however, that the filing of such returns shall be in the sole and absolute discretion of the General Partner.

(b) The tax matters partner is authorized, but not required (except as modified by a Contribution Agreement):

(i) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a “notice partner” (as defined in Code Section 6231) or a member of a “notice group” (as defined in Code Section 6223(b)(2));

(ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(iv) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v) to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

(vi) to take any other action on behalf of the Partners in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 hereof shall be fully applicable to the tax matters partner in its capacity as such.

Section 10.4 Withholding. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Code Sections 1441, 1442, 1445 or 1446. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made, unless (i) the Partnership withholds such payment from a distribution that would otherwise be made to such Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Funds of the Partnership that would, but for such payment, be distributed to such Limited Partner. Any amount described in preceding clause (i) or (ii) shall be deemed to have been distributed by the Partnership to such Limited Partner and then paid by such Limited Partner with respect to such deemed loan (with payments first being applied to interest, and then to principal). Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest to secure such Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.4. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.4 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have lent such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Limited Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder. The Partnership shall obtain a California withholding tax exemption certificate for any Partner and or any LTIP Unitholder to the extent such Partner is eligible.

Section 10.5 Organizational Expenses. The Partnership shall deduct expenses incurred by it in organizing the Partnership ratably over a 180 month period as provided in Section 709 of the Code.

ARTICLE XI

TRANSFERS AND WITHDRAWALS

Section 11.1 Transfer

(a) No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b) No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void ab initio.

(c) Notwithstanding the other provisions of this Article 11 (other than Section 11.6(d) hereof), the Partnership Interests of the General Partner may be Transferred, in whole or in part, at any time or from time to time, to any Person that is, at the time of such Transfer, a disregarded entity under Treasury Regulation Section 301.7701-3(c) of the General Partner. Any transferee of the entire General Partner Interest pursuant to this Section 11.1(c) shall automatically become, at such time as stated in Section 12.1 hereof and without further action or Consent of any Limited Partners, the sole general partner of the Partnership, subject to all the rights, privileges, duties and obligations under this Agreement and the Act relating to a general partner. Upon any Transfer permitted by this Section 11.1(c), the transferor Partner shall be relieved of all its obligations under this Agreement from and after the date of such Transfer. The provisions of Section 11.2(b) (other than the last sentence thereof), 11.3, 11.4(a) and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.1(c).

(d) No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for the Shares Amount any Partnership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 11.2 Transfer of General Partner’s Partnership Interest.

(a) The General Partner may not Transfer its General Partner Interest or withdraw from the Partnership except as provided in Sections 11.1(c), 11.2(b) and 11.2(c) hereof.

(b) Except as set forth in Section 11.1(c) and 11.2(c) below, the General Partner shall not withdraw from the Partnership and shall not Transfer all or any portion of its interest in the Partnership (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Limited Partners, which Consent may be given or withheld in the sole and absolute discretion of the Limited Partners. Upon any Transfer of such a Partnership Interest pursuant to the Consent of the Limited Partners and otherwise in accordance with the provisions of this Section 11.2(b), the transferee shall become a successor General Partner (if the General Partner Interest shall have been Transferred) for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Partnership Interest so acquired. It is a condition to any Transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Agreement with respect to such Transferred Partnership Interest, and such Transfer shall relieve the transferor General Partner of its obligations under this Agreement without the Consent of the Limited Partners. In the event that the General Partner withdraws from the Partnership, in violation of this Agreement or otherwise, or otherwise dissolves or terminates, or upon the bankruptcy of the General Partner, a Majority in Interest of the Limited Partners may elect to continue the Partnership business by selecting a successor General Partner in accordance with the Act.

(c) The General Partner may merge with another entity (or form LLCs or other entities to engage in mergers) if immediately after such merger substantially all of the assets of the surviving entity, or all of the interests in such entity, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units as soon as is practicable thereafter.

(d) If the General Partner shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory exchange, self tender offer for all or substantially all Shares, sale of all or substantially all of its assets or recapitalization of the Shares (each of the foregoing being referred to herein as a “Fundamental Change”), in each case as a result of which Shares shall be converted into the right to receive stock, partnership units, securities or other property (including cash or any combination thereof), each Partnership Common Unit that is not converted into the right to receive stock, partnership units, securities or other property (including cash or any combination thereof) in connection with such Fundamental Change shall thereafter be convertible into the kind and amount of shares of stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon the consummation of such Fundamental Change by a holder of that number of Shares into which one Partnership Common Unit was convertible immediately prior to such Fundamental Change, assuming such holder of Shares (i) is not a Person with which the General Partner consolidated or into which the General Partner merged or which merged into the General Partner or to which such sale or transfer was made (a “Constituent Person”) or an Affiliate of a Constituent Person and (ii) failed to exercise his or her rights of the election, if any, as to the kind and amount of stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon such Fundamental Change (provided that if the stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon such Fundamental Change is not the same for each Share held immediately prior to such transaction by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-Electing Shares”), then for purposes of this Section 11.2(d) the kind and amount of stock, partnership units, securities or other property (including cash or any combination thereof) receivable upon such Fundamental Change by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares. The General Partner shall not be a party to any Fundamental Change unless the terms of such Fundamental Change are consistent with the provisions of this Section 11.2(d). The provisions of this Section 11.2(d) shall similarly apply to successive Fundamental Changes.

(e) In the event that the General Partner shall take any action affecting the Shares that, in the opinion of the disinterested directors of the General Partner, would materially adversely affect the redemption rights of the Limited Partners, the General Partner shall, without the Consent of the Limited Partners, make any amendment to the definitions of “Adjustment Factor,” “Shares Amount” and/or “Cash Amount” that a majority of the disinterested directors of the General Partner determine in their good faith discretion is equitable under the circumstances as a result of such event in order to achieve the intent of the Partners that one Partnership Common Unit be redeemable for the Value of one Share, without dilution, pursuant to Section 8.6.

Section 11.3 Limited Partners’ Rights to Transfer.

(a) General. No Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the Consent of the General Partner, which Consent may be withheld in its sole and absolute discretion; provided, however, that any Limited Partner may, at any time, without the consent of the General Partner, (i) Transfer all or part of its Partnership Interest to any Family Member, any Controlled Entity or any Affiliate, provided that the transferee is, in any such case, a Qualified Transferee, or (ii) pledge (a “Pledge”) all or any portion of its Partnership Interest to a lending institution, that is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). Any Transfer of a Partnership Interest shall be subject to the provisions of Section 11.6 hereof and the satisfaction of each of the following conditions (except in the case of a Transfer pursuant to clauses (i) or (ii) above):

(1) Qualified Transferee. Any Transfer of a Partnership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(a)(2) hereof may be to a separate Qualified Transferee.

(2) Minimum Transfer Restriction. Any Transferring Partner must Transfer not less than the lesser of (i) the greater of five hundred (500) Partnership Units or one-third (1/3) of the number of Partnership Units owned by such Partner as of the Effective Date or (ii) all of the remaining Partnership Units owned by such Transferring Partner; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Partnership Units owned by Affiliates of a Limited Partner shall be considered to be owned by such Limited Partner.

(3) Exception for Permitted Transfers. The conditions of Sections 11.3(a)(1) and 11.3(a)(2) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the first Twelve-Month Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Notwithstanding the foregoing, any transferee of any Transferred Partnership Interest shall be subject to any and all ownership limitations contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(b) Incapacity. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(c) Opinion of Counsel. In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right, upon request, to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units, the General Partner may prohibit any Transfer otherwise permitted under this Section 11.3 by a Limited Partner of Partnership Interests.

(d) Adverse Tax Consequences. No Transfer by a Limited Partner of its Partnership Interests, any Redemption, or any other acquisition of Partnership Units by the Partnership or the General Partner) may be made to or by any person if in the opinion of legal counsel for the Partnership, it would be likely to materially increase the possibility that (i) the Partnership would be treated as an association taxable as a corporation or there would be a termination of the Partnership under Code Section 708, or (ii) such Transfer would be deemed to have been effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 so as to cause the Partnership to be treated as a “publicly traded partnership,” and the General Partner shall instead impose the least restrictive limitations that satisfy the General Partner’s obligations under Section 8.6(f)(vi).

(e) Events Not Treated as Transfers. Neither a Redemption nor a guarantee of Partnership debt by a Limited Partner pursuant to a Contribution Agreement shall be treated as a Transfer for purposes of this Agreement.

Section 11.4 Substituted Limited Partners.

(a) No Limited Partner shall have the right to substitute a transferee (including transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Limited Partner in its place. A transferee of the interest of a Limited Partner may be admitted as a Substituted Limited Partner only with the Consent of the General Partner, which Consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee’s admission as a Substituted Limited Partner, and (iv) and the acknowledgement by such transferee that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.

(b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit

A and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

Section 11.5 Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Limited Partner, as described in Section 11.4 hereof, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units provided in this Article 11, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a Consent or vote or effect a Redemption with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to Consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representations and warranties set forth in Section 3.4 are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

Section 11.6 General Provisions.

(a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the General Partner) of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation.

(b) Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.6 hereof and/or pursuant to any Partnership Unit Designation or (iii) to the General Partner, whether or not pursuant to Section 8.6(b) hereof, shall cease to be a Limited Partner.

(c) If any Partnership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.6 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Partner and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Partner or the Tendering Party, as the case may be, if such Transfer occurs after the fifteenth (15th) day of the month

(otherwise such items shall be allocated to the transferor). All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Party, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(d) In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if such Transfer would, in the opinion of counsel to the Partnership or the General Partner, cause a termination of the Partnership for federal or state income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (v) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Common Units held by all Limited Partners); (vi) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)); (vii) if such Transfer would, in the opinion of legal counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (viii) if, in the opinion of legal counsel to the Partnership, such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (ix) if, in the opinion of legal counsel to the Partnership, such Transfer would be likely to materially increase the possibility that the Partnership would become a “publicly traded partnership,” as such term is defined in Code Section 469(k)(2) or Code Section 7704(b), and shall instead impose the least restrictive limitations that satisfy the General Partner’s obligations under Section 8.6(f)(vi); (x) if such Transfer would cause the Partnership to have more than one hundred (100) partners within the meaning of Regulations Section 1.7704-1(h); (xi) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xii) if, in the opinion of legal counsel to the Partnership, such Transfer would be likely to materially increase the possibility that the Partnership would become subject to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

(e) Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

ARTICLE XII

ADMISSION OF PARTNERS

Section 12.1 Admission of Successor General Partner. A successor to all of the General Partner’s General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal of the General Partner. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission.

Section 12.2 Admission of Additional Limited Partners.

(a) A Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.

(b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission and the satisfaction of all the conditions set forth in Section 12.2(a).

(c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.6(c) hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner. A Contribution Agreement may provide for reimbursements and prorations with respect to the Contributed Property.

Section 12.3 Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.4 Admission of Initial Limited Partners. The Persons listed on Exhibit A as limited partners of the Partnership shall be admitted to the Partnership as Limited Partners upon their execution and delivery of this Agreement.

Section 12.5 Limit on Number of Partners. Unless otherwise permitted by the General Partner, no Person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners (including as Partners for this purpose those Persons indirectly owning an interest in the Partnership through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Partnership to become a reporting company under the Exchange Act.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1 Dissolution. The Partnership shall not be dissolved by the admission of Substitute Limited Partners, Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a) an event of withdrawal, as defined in the Act (including, without limitation, bankruptcy), of the sole General Partner unless, within ninety (90) days after the withdrawal, a “majority in interest” (as such phrase is used in Section 17-801(3) of the Act) of the remaining Partners agree in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(b) an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the Consent of the Limited Partners;

(c) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act (with each Partner hereby agreeing not to institute or support an action for a decree of judicial dissolution);

(d) the occurrence of a Terminating Capital Transaction; or

(e) the Redemption (or acquisition by the General Partner) of all Partnership Units other than Partnership Units held by the General Partner.

Section 13.2 Winding Up.

(a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner (or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall, subject to the terms of any Partnership Unit Designation, be applied and distributed in the following order:

(i) First, to the satisfaction of all of the Partnership’s debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(ii) Second, to the satisfaction of all of the Partnership’s debts and liabilities to the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(iii) Third, the balance, if any, to the General Partner, the Limited Partners and any Assignees in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

(b) Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c) In the event that the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Partners and Assignees that have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. No Partner shall be required to make any contribution to the capital of the Partnership with respect to a Capital Account Deficit, if any, of such Partner, and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever. In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article 13 may be:

(i) distributed to a trust established for the benefit of the General Partner and the Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partner and the Limited Partners, from time to time, in the reasonable discretion of the General Partner, in the same proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

(ii) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

(d) In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, subject to Section 7.3(d), the General Partner is hereby authorized to make such revisions to this Section 13.2 as it determines are necessary or desirable to reflect the issuance and terms of such additional Partnership Units, including, without limitation, making preferential liquidating distributions to certain classes of Partnership Units or otherwise altering the priorities for distributions, regardless of the positive Capital Accounts of any Partner receiving such preferential liquidating distribution. Such revisions may be made by amendment to this Agreement or may be established in the Partnership Unit Designation applicable to such Partnership Units or in the Contribution Agreement with respect thereto.

Section 13.3 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 13, in the event that the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership’s Property shall not be liquidated, the Partnership’s liabilities shall not be paid or discharged and the Partnership’s affairs shall not be wound up. Instead, for federal income tax purposes the Partnership shall be deemed to have distributed the Property in kind to the Partners and the Assignees, who shall be deemed to have contributed all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership; and, immediately thereafter, distributed interests in the new partnership to the Partners in accordance with their respective Capital Accounts in liquidation of the Partnership, and the new partnership is deemed to continue the business of the Partnership. Nothing in this Section 13.3 shall be deemed to have constituted any Assignee as a Substituted Limited Partner without compliance with the provisions of Section 11.4 hereof.

Section 13.4 Rights of Limited Partners. Except as otherwise provided in this Agreement or in a Contribution Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash, or to demand or receive cash distributions, from the Partnership, and (c) no Limited Partner shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.5 Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.1 hereof, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners and, in the General Partner’s sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.6 Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

ARTICLE XIV

PROCEDURES FOR ACTIONS AND CONSENTS

OF PARTNERS; AMENDMENTS; MEETINGS

Section 14.1 Procedures for Actions and Consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2 Amendments. Amendments to this Agreement may be proposed by the General Partner. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners if it determines to implement such amendment in its sole and absolute discretion. If the General Partner determines to proceed with any such amendment that requires the consent of the Limited Partners under this Agreement, the General Partner shall seek the written consent of the Limited Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time. Any waiver, amendment or other modification of any provisions of the Partnership Agreement with respect to the rights or interests of holders of a class of Partnership Units (the “Affected Units”) which is set forth in a Partnership Unit Designation shall, unless the contrary is expressly provided therein, apply equally to the holders (including any transferees) of any Partnership Units which may from time to time be received upon conversion of such Affected Units. Nothing in this Section 14.2 shall impair the right of the General Partner to take any action pursuant to the power of attorney contained in this Agreement or to amend this Agreement without the consent of one or more Limited Partners pursuant to any provision of this Agreement granting the General Partner such power to amend without such consent.

Section 14.3 Meetings of the Partners.

(a) Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Limited Partners. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.3(b) hereof.

(b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c) Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership’s receipt of written notice of such revocation from the Limited Partner executing such proxy.

(d) Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the General Partner’s stockholders and may be held at the same time as, and as part of, the meetings of the General Partner’s stockholders.

Section 14.4 Voting Rights of LTIP Units. LTIP Unitholders shall (a) have those voting rights required from time to time by applicable law, if any, (b) have the same voting rights as a holder of Partnership Common Units, with the LTIP Units voting as a single class with the Partnership Common Units and having one vote per LTIP Unit; and (c) have the additional voting rights that are expressly set forth below. So long as any LTIP Units remain outstanding, the Partnership shall not, without the affirmative vote of the LTIP Unitholders who hold at least a majority of the LTIP Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), amend, alter or repeal, whether by merger, consolidation or otherwise, the provisions of the Partnership Agreement applicable to LTIP Units so as to materially and adversely affect any right, privilege or voting power of the LTIP Units or the LTIP Unitholders as such, unless such amendment, alteration, or repeal affects equally, ratably and proportionately the rights, privileges and voting powers of the holders of Partnership Common Units; but subject, in any event, to the following provisions:

(i) With respect to any transaction, so long as the LTIP Units are treated in accordance with Section 4.9 hereof, the consummation of such transaction shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such; and

(ii) Any creation or issuance of any Partnership Units or of any class or series of Partnership Interest including without limitation additional Partnership Common Units, LTIP Units or Partnership Preferred Units, whether ranking senior to, junior to, or on a parity with the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, references, privileges or voting powers of the LTIP Units or the LTIP Unitholders as such.

The foregoing special voting provisions affecting LTIP Unitholders will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have had their applicable LTIP Equalization Date occur.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1 Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication (including by telecopy, facsimile, or commercial courier service) to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

Section 15.2 Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.3 Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.6 Waiver.

(a) No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b) The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Limited Partner, (ii) causing the Partnership to cease to qualify as a limited partnership, (iii) reducing the amount of cash otherwise distributable to the Limited Partners (other than any such reduction that affects all of the Limited Partners holding the same class or series of Partnership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Partners holding such class or series of Partnership Units), (iv) resulting in the classification of the Partnership as an association or publicly traded partnership or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.8 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence. Venue for any litigation shall be the Federal or State Courts located in California.

Section 15.9 Entire Agreement. This Agreement and any and all Contribution Agreements contain all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership. If there is a conflict between the provisions of this Agreement and the provisions of a Contribution Agreement, the provisions of the Contribution Agreement shall control.

Section 15.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11 No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned or the Partnership judicially dissolved, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.12 No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.13 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the General Partner, including without limitation any right to receive dividends or other distributions made to stockholders of the General Partner or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the General Partner or any other matter.

[the next page is the signature page]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

GENERAL PARTNER:

MERUELO MADDUX PROPERTIES, INC. a Delaware corporation

By:
Name:
Title:

LIMITED PARTNER:
By:
Name:
Title:

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Meruelo Maddux Properties, L.P., hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of Meruelo Maddux Properties, L.P., as amended through the date hereof (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Limited Partner:
By:

Effective Date:

Address of Limited Partner: